UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 7, 2006
MFC Development Corp.
(Exact name of registrant as specified in its charter)
Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
271 North Ave. - Suite 520 - New Rochelle, NY 10801
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (914) 636 - 3432

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding MFC Development Corp.'s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render MFC Development Corp.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause MFC Development Corp.'s actual results to differ from management's current expectations are contained in MFC Development Corp.'s filings with the Securities and Exchange Commission. MFC Development Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 1, 2006, MFC Development Corp. ("MFC" or the "Registrant") closed its purchase of certain assets from Adsouth Partners, Inc. (OTCBB:ASPR) pursuant to the purchase agreement described in MFC’s Form 8-K filed on June 28, 2006.  MFC, through a newly formed subsidiary, Adsouth Marketing LLC, acquired assets comprising Adsouth's consumer products division and assumed certain liabilities. MFC purchased rights to various consumer products and brands as well as succession to Adsouth’s wholesale and retail distribution channels and relationships.

The purchase price for the assets included a cash and stock component. The cash component was $1.525 million at closing; subject to adjustment after closing based on the actual value of certain Adsouth assets. The cash component was paid by delivery of a promissory note in the principal amount of $1.525 million (the “Adsouth Note”).

MFC was required to pay 50% of the outstanding principal of the Adsouth Note upon receipt of funds from its lender and therefore paid $381,250 of the principal on the Adsouth Note on August 2, 2006 and expects, on the closing of the second half of its financing, to pay $381,250 of principal to meet this obligation. At the time of the second payment of $381,250, the $762,500 balance will be amortized over a twenty-four month period, with interest and $22,875 in principal payable monthly. Twelve months from such date, an additional $213,500 of principal shall be due. After six months, the Adsouth Note may be converted into shares of MFC’s common stock pursuant to the terms of the Adsouth Note.

The stock component of the purchase price was paid by issuance of 5.5 million shares of MFC’s common stock (the “Adsouth Shares”), 750,000 shares of which are being held in escrow to satisfy potential indemnification obligations of Adsouth.  MFC has granted Adsouth “piggy-back” registration rights and one “demand” registration in the event the Adsouth Shares are not included in a registration filed within ninety days of issuance of the Adsouth Shares.  The Company expects to register the Adsouth Shares, along with other shares, in a registration filing on Form SB-2 pursuant to a registration rights agreement entered into by MFC in connection with the convertible note financing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information called for by this item is contained in Item 2.01, which is incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information called for by this item is contained in Item 2.01, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired

The financial statements and pro-forma financial information, which are required to be filed under this item will be filed by amendment not later than October 14, 2006.

(d)
Exhibits

The following exhibits are filed with this report:

Exhibits
EX-10.1	Asset Purchase Agreement June 22, 2006
EX-10.2	Convertible Note dated August 1, 2006
EX-10.3	Option Agreement
EX-99.1	Press Release dated August 7, 2006 announcing that it has completed its acquisition of various assets comprising the consumer products and retail distribution division of Adsouth Partners, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2006	By:	/s/ Victor Brodsky
Victor Brodsky Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)